UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2014

OBJ Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

677 N. Washington Blvd.

Sarasota, Florida 34236

(Address of principal executive offices) (Zip Code)

(941) 952-5825

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01  Other Events

On March 11, 2014, our wholly-owned subsidiary, Novalon Technologies LLC (“Novalon”), entered into a Software and Development and License Agreement (the “Development Agreement”) with Corv Studios LLC. (“Corv”).

On March 5, 2014, Novalon entered into a Software License Agreement (the “License Agreement”) with Corv. Under the terms of the License Agreement, Novalon agreed to pay $10,000 for a non-exclusive license for the Pac-Ball application currently available on the Android platform (“Pac-Ball”) for a period of two years. In exchange, Novalon will have the right to sell the game and retain 50% of the revenue generated from those sales.

After entering into the License Agreement, we identified various refinements and modifications to Pac-Ball that we believe would make it a more marketable mobile game. Corv will implement these changes and create a custom version of the game for us. We will monitor development of this version of Pac-Ball and then sell the game through Google Play and other app stores. Novalon will pay the costs of all additional developments of Pac-Ball and we will continue to retain 50% of the revenue generated from sales of the game after the improvements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 20, 2014

OBJ Enterprises, Inc.

By:   /s/ Paul Watson

Paul Watson, CEO